Exhibit 32
Certification Pursuant to Rule 13a-14(b) under the
Securities Exchange Act of 1934 and 18 U.S.C. 1350
The undersigned, the Chief Executive Officer and the Chief Financial Officer of CT Communications, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:
(a)	the Form 10-Q of the Company for the quarter ended June 30, 2006, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael R. Coltrane Michael R. Coltrane
Chief Executive Officer
August 4, 2006

/s/ James E. Hausman James E. Hausman
Chief Financial Officer
August 4, 2006